Exhibit 5.1

[Letterhead of Conyers Dill & Pearman]

6 December, 2010

Bona Film Group Limited	DIRECT LINE:	852 2842 9531
11/F, Guan Hu Garden 3	E-MAIL	Anna.Chong@conyersdill.com
105 Yao Jia Yuan Road	OUR REF:	AC/al/#347548(M#874684)
Chaoyang District	YOUR REF:
Beijing 100025
People’s Republic of China

Dear Sirs,

Bona Film Group Limited (the “Company”)

We have acted as special legal counsel in the Cayman Islands to the Company in connection with a registration statement on form F-1 (Registration No. 333-170657), as amended, originally filed with the U.S. Securities and Exchange Commission (the “Commission”) on 17 November, 2010 (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the U.S. Securities Act of 1933, as amended, (the “Securities Act”) of ordinary shares, par value US$0.0005 each (the “Ordinary Shares”) of the Company.

For the purposes of giving this opinion, we have examined a copy of the Registration Statement. We have also reviewed the amended and restated memorandum of association and the articles of association of the Company, the second amended and restated memorandum of association and articles of association to be adopted effective immediately prior to the consummation of the offering of Ordinary Shares, copies of unanimous written resolutions of the directors of the Company dated 17 November, 2010 and unanimous written resolutions of the members of the Company passed on 17 November, 2010 (together, the “Resolutions”), and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us, (c) that upon issue of any shares to be sold by the Company the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof, and (d) the validity and binding effect under the laws of the United States of America of the Registration Statement and that the Registration Statement has been duly filed with the Commission.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands.  This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands.

On the basis of and subject to the foregoing, we are of the opinion that:

1.                          The Company is duly incorporated and existing under the laws of the Cayman Islands in good standing (meaning solely that it has not failed to make any filing with any the Cayman Islands government authority or to pay any Cayman Islands government fees or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of the Cayman Islands).

2.                  When issued and paid for as contemplated by the Registration Statement, the Ordinary Shares will be validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions “Enforceability of Civil Liabilities” and “Taxation — Cayman Islands Taxation” in the prospectus forming a part of the Registration Statement.  In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman

Conyers Dill & Pearman